                     Exhibit 99.3 - Joint Filers' Signatures

GENERATION CAPITAL PARTNERS II LP
By:  Generation Partners II LLC, its general partner

/s/ Mark E. Jennings                                         Date: 11/20/07
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Name:  Mark E. Jennings
Title: Managing Member

GENERATION MEMBERS' FUND II LP
By:  Generation Partners II LLC, its general partner

/s/ Mark E. Jennings                                         Date: 11/20/07
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Name:  Mark E. Jennings
Title: Managing Member

GENERATION CAPITAL PARTNERS VRC LP
By:  Generation Partners VRC LLC, its general partner

/s/ Mark E. Jennings                                         Date: 11/20/07
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Name:  Mark E. Jennings
Title: Managing Member

/s/ Mark E. Jennings                                         Date: 11/20/07
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MARK E. JENNINGS

/s/ Andrew P. Hertzmark                                      Date: 11/20/07
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ANDREW P. HERTZMARK